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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 49 to File No. 2-57791; Amendment No. 49 to File No. 811-2715) of Delaware Group State Tax-Free Income Trust of our report dated April 2, 2004, included in the 2004 Annual Report to shareholders.

                                                              Ernst & Young LLP

Philadelphia, Pennsylvania
April 26, 2004